UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2012

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SEUCIRITES

In February, 2012, the Company closed a private placement in which it issued $900,000 in 5% convertible debentures (the “Debentures”).  The Debentures are due one year from their original issue date and are convertible in to shares of the Company’s common stock, at the conversion price of $.10 per share.  As of April 30, 2012, the Company, pursuant to its rights contained in the Debentures, converted the entire $900,000 in debentures into 9,000,000 shares of its common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

May 1, 2012